                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Associated Banc-Corp
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             Associated Banc-Corp
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

[BORDER LOGO]


[Associated Banc-Corp LOGO]



                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                                PROXY STATEMENT

                          1998 FORM 10-K ANNUAL REPORT

March 23, 1999

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Associated Banc-Corp scheduled for 11:00 a.m. on Wednesday, April 28, 1999, at The Grand Opera House, 100 High Avenue, Oshkosh, Wisconsin.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

Your Board of Directors and management look forward to personally greeting those shareholders who are able to attend.

Please be sure to sign and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted. If you do attend the meeting, there will be an opportunity to revoke your proxy and to vote in person if you prefer. The Board of Directors joins me in hoping that you will attend.

Sincerely,


H. B. Conlon
Chairman and Chief Executive Officer


     1200 Hansen Rd.  Green Bay, WI 54304  920-491-7000  Fax 920-491-7090

                             ASSOCIATED BANC-CORP
                               1200 Hansen Road
                          Green Bay, Wisconsin 54304

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                April 28, 1999

Holders of Common Stock of Associated Banc-Corp:

The Annual Meeting of Shareholders of Associated Banc-Corp will be held at The Grand Opera House, Oshkosh, Wisconsin, on Wednesday, April 28, 1999, at 11:00 a.m. for the purpose of considering and voting on:

1. The election of four directors. Management's nominees are named in the accompanying Proxy Statement.

2. The ratification of the selection of KPMG LLP as independent auditors for Associated for the year ending December 31, 1999.

3. Such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed March 1, 1999, as the record date for determining the shareholders of Associated entitled to notice of and to vote at the meeting, and only holders of Common Stock of Associated of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.

Brian R. Bodager
Chief Administrative Officer
General Counsel & Corporate Secretary

Green Bay, Wisconsin
March 23, 1999

                            YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID ASSOCIATED IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                             ASSOCIATED BANC-CORP
                               1200 Hansen Road
                          Green Bay, Wisconsin 54304

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING--APRIL 28, 1999

Information Regarding Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Associated Banc-Corp, hereinafter called "Associated," to be voted at the Annual Meeting of Shareholders on Wednesday, April 28, 1999, and at any and all adjournments thereof.

Solicitation of proxies by mail is expected to commence on March 23, 1999, and the cost thereof will be borne by Associated. In addition to such solicitation by mail, some of the directors, officers, and regular employees of Associated may, without extra compensation, solicit proxies by telephone, telegraph, and personal interview. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy materials to their principals, and they will be reimbursed by Associated for postage and clerical expense.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by three (3) proxy committee members who are Directors and will determine whether or not a quorum is present. The proxy committee members will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of Associated a written revocation or a duly executed proxy bearing a later date.

Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted "FOR" the election of management's nominees as directors and "FOR" the other proposals listed.

The Corporate Secretary of Associated is Brian R. Bodager, 1200 Hansen Road, Green Bay, Wisconsin 54304.

Record Date and Voting Securities

The Board has fixed the close of business on March 1, 1999, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The securities of Associated entitled to be voted at the meeting consist of shares of its Common Stock, $0.01 par value ("Common Stock") of which 63,361,693 shares were issued and outstanding at the close of business on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the meeting.

Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

Unless otherwise directed, all proxies will be voted FOR the election of each of the individuals nominated to serve as a Class A Director. The four nominees receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as directors.

Corporate Annual Report

The 1998 Corporate Report of Associated, which includes unaudited historical consolidated balance sheets, statements of income, and per share and selected financial data for the years ended December 31, 1988 through 1998, has been mailed concurrently with this proxy statement to shareholders as of the Record Date. The 1998 Corporate Report and the 1998 Form 10-K Annual Report do not constitute a part of the proxy material.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

The Board has the responsibility for establishing broad corporate policies and for the overall performance of Associated, although it is not involved in day-to-day operating details. Members of the Board are kept informed of Associated's business by various reports and documents sent to them on a regular basis, including operating and financial reports made at Board and committee meetings by the Chairman and other officers.

Pursuant to the Articles of Incorporation of Associated, the Board is classified into three classes, as nearly equal in size as possible, with each class of directors serving staggered three-year terms, designated as Class A, Class B, and Class C. Four directors in Class A, Messrs. Holbrook, Hutchinson, Leach, and Seramur, all of whom are members of the present Board, are nominated for election at the Annual Meeting. The Class A directors will be elected to a term of three years to expire in April 2002.

Associated's Bylaws require that a director retire as of the first Annual Meeting subsequent to the director's 65th birthday. Six directors are over age
65. Associated's Bylaws provide, however, that a retiring director's term may be extended for one-year terms by a two-thirds vote of the Board in circumstances which would be of significant benefit to Associated. At its January 27, 1999, Board meeting, Associated's Board voted unanimously to waive the age limitation for Messrs. Gaiswinkler, Konopacky, Leach, Sproule, Staven, and Wanta. The remaining directors will continue to serve until their terms have expired or until their successors have been elected. On January 28, 1998, the six directors who are over age 65 executed letter agreements wherein each agreed to tender their resignation should the Board in subsequent years not waive their age limitation and extend their term of service pursuant to Associated's Bylaws.

The nominees have consented to serve, if elected, and at the date of this Proxy Statement, Associated has no reason to believe that any of the named nominees will be unable to act. Correspondence may be directed to nominees at Associated's executive offices. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of the nominees.

The information presented below as to principal occupation and shares of Common Stock beneficially owned as of February 28, 1999, is based in part on information received from the respective persons and in part from the records of Associated.

        NOMINEES FOR ELECTION TO AND MEMBERS OF THE BOARD OF DIRECTORS

           Nominees for Class A, Three-Year Term Expiring April 2002

John S. Holbrook, Jr. has been a director of Associated since May 1992. He is a partner in the Madison, Wisconsin, office of the Quarles & Brady law firm in which he has practiced since 1964. Quarles & Brady has performed legal services for Associated and its respective subsidiaries. From 1990 to 1992, he was a director of F&M Financial Services Corporation, a bank holding company acquired by Associated in 1992. Age: 59.

William R. Hutchinson has been a director of Associated since April 1994. He has been Group Vice President, Mergers & Acquisitions, of BP Amoco p.l.c. since January 1999. Previously, he was Vice President, Financial Operations, of Amoco Corporation, Chicago, Illinois, since October 1993, and has held the positions of Treasurer, Controller, and Vice President-Mergers, Acquisitions & Negotiations with Amoco

Corporation since 1981. He has been a director of Associated Bank Chicago, an affiliate of Associated, since 1981. Mr. Hutchinson also serves as a director of the Smith Barney Mutual Fund Group. Age: 56.

Dr. George R. Leach has been a director of Associated since October 1997. He is presently retired. Before retirement in 1993, he practiced as an optometrist in Stevens Point, Wisconsin, since 1949. He is a Fellow Emeritus of the American Academy of Optometry and a past President of the Wisconsin Optometric Association. From 1965 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997. Age: 75.

John C. Seramur has been a director of Associated since October 1997. He has served as Vice Chairman of Associated since October 1997. He is presently retired. Before retirement in 1998, he was President, Chief Executive Officer, and Chief Operating Officer of First Financial Corporation, a thrift holding company that merged with Associated in 1997, and its subsidiary, First Financial Bank, since 1966. He served as President and Chief Executive Officer of one of the predecessor institutions to the Bank. He served as a director of the Federal Home Loan Bank of Chicago, is a former member of the Savings Association Insurance Fund Industry Advisory Committee, and is past Chairman of the Wisconsin League of Financial Institutions. Mr. Seramur also serves as a director of Northland Cranberries, Inc. Age: 56.

                        DIRECTORS CONTINUING IN OFFICE

               Class B Directors With Terms Expiring April 2000

Harry B. Conlon has been a director of Associated since 1975. He has served as Chairman of the Board and Chief Executive Officer of Associated since 1998. He was Chairman of the Board, President, and Chief Executive Officer of Associated since 1987 and was President and Chief Executive Officer from 1975 to 1987. Age: 63.

Ronald R. Harder has been a director of Associated since July 1991. He has been the President and Chief Executive Officer of Jewelers Mutual Insurance Company, Neenah, Wisconsin, since 1982 and has been an officer since 1973. Jewelers Mutual Insurance Company is a mutual insurance company providing insurance coverage nationwide for jewelers in retail, wholesale, and manufacturing, as well as personal jewelry insurance coverage for individuals owning jewelry. He is a director of Associated Bank, N.A., Neenah, an affiliate of Associated, and is Chairman of its Trust Committee. Age: 55.

J. Douglas Quick has been a director of Associated since July 1991. He has been President and Chief Executive Officer of Lakeside Foods, Inc., Manitowoc, Wisconsin, since 1986. Lakeside Foods, Inc. is a food processor of primarily canned and frozen vegetables. He has been a director of Associated Bank Lakeshore, National Association, an affiliate of Associated, since 1986. Age:
53.

Ralph R. Staven has been a director of Associated since October 1997. He served as Chairman of the Board of First Financial Corporation, a thrift holding company that merged with Associated in 1997, and First Financial Bank from 1984 through 1988, he was also Chairman of the Board, President, and Chief Executive Officer of a predecessor savings institution to the Bank and was Chief Executive Officer of First Financial Corporation and First Financial Bank from 1984 through 1986. Mr. Staven has over 48 years of experience in the thrift industry. He has served as President of the Wisconsin Savings League
(1973), as director of the Federal Home Loan Bank of Chicago (1973-1977), and as the representative from the Chicago District on the Federal Home Loan Bank Board Advisory Committee (1976-1979). Age: 77.

Norman L. Wanta has been a director of Associated since October 1997. He is a retired attorney. From 1946 through 1982, he engaged in the general practice of law in the City of Stevens Point and served as corporate counsel to one of the predecessor savings institutions of First Financial Bank for 17 years. From 1965 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997.
Age: 76.

               Class C Directors with Terms Expiring April 2001

Robert S. Gaiswinkler has been a director of Associated since October 1997. He served as Chairman of the Board of First Financial Bank from 1988 to 1998. From 1977 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997. From 1977 through March 1988, he served as President and Chief Executive Officer of National Savings & Loan Association, which merged into First Financial Bank at such time. He is past Chairman of America's Community Bankers and former member of the Advisory Committees of the Federal Home Loan Bank Board and Federal National Mortgage Association. He is also a past Chairman of the Board of Directors of Channels 10/36 Friends, Inc., a citizens group supporting public broadcasting. Mr. Gaiswinkler also served as a member of the State of Wisconsin Savings and Loan Review Board. Age: 67

Robert C. Gallagher has been a director of Associated since January 1982. He has served as President and Chief Operating Officer of Associated since October 1998, as Vice Chairman of Associated since July 1996, and as Executive Vice President since January 1982. He had served as Chairman and Chief Executive Officer of Associated Bank Green Bay, National Association, an affiliate of Associated, from 1985 to 1998, as President since 1982, and a director since October 1980. Mr. Gallagher also serves as a director of WPS Resources Corporation. Age: 60.

Robert P. Konopacky has been a director of Associated since October 1997. He is the retired President of Mid-State Photo, Inc., which was merged into a subsidiary of Fuqua Industries. Mr. Konopacky was President of Mid-State Distributors, a wholesale beverage distributor in Stevens Point, Wisconsin, from 1974 through 1987. From 1978 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997. Age: 75.

John C. Meng has been a director of Associated since January 1991 and has been a director of Associated Bank Green Bay, National Association, an affiliate of Associated, since January 1988. He has been President, Chief Executive Officer, and Director of Schreiber Foods, Inc., Green Bay, Wisconsin, since December 1989. Schreiber Foods, Inc. markets cheese products to the food service industry and national retailers. Prior to 1989, he was President and Chief Operating Officer of Schreiber Foods, Inc. Age: 54.

John H. Sproule has been a director of Associated since October 1997. He has been retired from Envirex, Inc., a Rexnord Company, since May 1, 1987, after more than 34 years of service to Rexnord. He was President of Envirex, Inc., Waukesha, Wisconsin, a manufacturer of waste and waste water treatment equipment, from 1983 through October 1986. From 1978 until September 1983, he was Executive Vice President and General Manager of Envirex, Inc. From 1977 to 1997 he served on the Board of Directors of First Financial Corporation, a thrift holding company that merged with Associated in 1997. Age: 71.

Board Committees and Meeting Attendance

The Board held four regular meetings during 1998. The directors attended 100% of the total number of meetings of the Board and its committees of which they were members.

The Audit Committee, composed of Messrs. Harder (Chairman), Hutchinson, Konopacky, Leach, Staven, and Wanta, all of whom are outside directors, held four meetings during 1998. The Audit Committee reviews the adequacy of internal accounting controls, reviews with the independent auditors their plan and results of the audit engagement, reviews the scope and results of procedures for internal auditing, and reviews and approves the general nature of audit services by the independent auditors. The Audit Committee recommends to the Board the appointment of the independent auditors, subject to ratification by the shareholders at the Annual Meeting, to serve as Associated's auditors for the following year. Both the internal auditors and the independent auditors meet periodically with the Audit Committee and have free access to the Audit Committee at any time.

The Administrative Committee, composed of Messrs. Quick (Chairman), Gaiswinkler, Holbrook, and Sproule, all of whom are outside directors, held five meetings in 1998. The Administrative Committee's functions include, among other duties directed by the Board, administering Associated's stock option plans (and granting options) and employee fringe benefit programs, reviewing and approving Associated's executive salary and bonus structure, selecting candidates to fill vacancies on the Board of Directors, reviewing the structure and composition of the Board, and considering qualification requisites for continued Board service. The Administrative Committee will also consider candidates recommended in writing by shareholders, if those candidates demonstrate a serious interest in serving as directors.

Director Compensation

Associated compensates each nonemployee director for services by payment of an annual retainer and meeting fee. For the year ended December 31, 1998, the annual retainer was $15,000 and the meeting fee was $500 for each Board and/or committee meeting attended. Directors who are employees of Associated or its affiliates do not receive separate compensation for their services as directors.

                                STOCK OWNERSHIP

Security Ownership of Beneficial Owners

As of February 28, 1999, the trust departments of two wholly-owned affiliate banks and Associated Trust Company were, in a fiduciary capacity, the beneficial owners of 5,228,695 shares of Common Stock, constituting 8.25% of Associated's outstanding shares entitled to vote. Such ownership is in the capacity of fiduciaries with voting and/or investment power. As a result thereof, Associated may be deemed to indirectly beneficially own such shares. No other person is known to Associated to own beneficially more than 5% of the outstanding shares entitled to vote. The information set forth below is reflective of the foregoing.

                                 Title   Amount and Nature  Percent
                                   of      of Beneficial      of
   Name and Address              Class  Ownership (1)(2)(3)  Class
   ----------------              ------ ------------------- -------
Associated Bank Green Bay, N.A.  Common      4,375,532       6.91%
  200 North Adams Street
  Green Bay, Wisconsin 54301

Associated Bank, N.A.            Common        653,191       1.03%
  100 West Wisconsin Avenue
  Neenah, Wisconsin 54956

Associated Trust Company, N.A.   Common        199,972         *
                                             ---------       ----
  401 East Kilbourn Avenue
  Milwaukee, Wisconsin 53202
                                             5,228,695       8.25%

* Denotes percentage is less than 1%.

---------------------
(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or to direct the voting of such shares, or
    (ii) the investment power with respect thereto, including the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares which such person has the right to acquire beneficial ownership of within 60 days.

(2) In the capacity of fiduciaries, the trust departments exercise voting power where authority has been granted. In other instances, the trust departments solicit voting preferences from the beneficiaries. In the event responses are not received as to voting preferences, the shares will not be voted in favor of or against the proposals.

(3) In the capacity of fiduciaries, included are 455,257 shares with sole voting power; 31,177 shares with shared voting power; 4,872,122 shares with sole investment power; and 356,573 shares with shared investment power.

Security Ownership of Management

Listed below is information as of February 28, 1999, concerning beneficial ownership of Common Stock of Associated for each director and Named Executive Officer, and by directors and executive officers as a group.

                Name of Beneficial
 Title of Class Owner                    Amount of Beneficial Ownership Percent of Class
 -------------- ----------------------   ------------------------------ ----------------
 Common         Harry B. Conlon                      314,827                     *
 Common         Robert S. Gaiswinkler                139,485                     *
 Common         Robert C. Gallagher                  272,038                     *
 Common         Ronald R. Harder                       2,920                     *
 Common         John S. Holbrook, Jr.                 14,644                     *
 Common         William R. Hutchinson                  4,703                     *
 Common         Robert P. Konopacky                   62,156                     *
 Common         George R. Leach                       56,730                     *
 Common         John C. Meng                          11,532                     *
 Common         Randall J. Peterson(1)                98,403                     *
 Common         J. Douglas Quick                      14,130                     *
 Common         John C. Seramur                      843,238                  1.33%
 Common         John H. Sproule                       77,933                     *
 Common         Ralph R. Staven                      206,536                     *
 Common         Norman L. Wanta                       80,035                     *
 Common         Gordon J. Weber(1)                   138,989                     *
                Directors and
 Common          Executive Officers(2)             3,140,963                  4.96%

* Denotes percentage is less than 1%.

---------------------

(1) Named Executive Officer, non-director.

(2) Includes directors and executive officers as a group (31 individuals).

Share ownership includes shares issuable within 60 days upon exercise of stock options owned by certain officers.

All shares reported herein are owned with voting and investment power in those persons whose names are provided herein or by their spouses. Some shares may be owned in joint tenancy, by a spouse, or in the names of minor children.

                            Executive Compensation

The following table sets forth information concerning all cash compensation paid or accrued for services rendered in all capacities to Associated and affiliates for the fiscal years ended December 31, 1998, 1997, and 1996, of those persons who were, at December 31, 1998, the Chief Executive Officer of Associated and the other four most highly compensated executive officers of Associated or its affiliates (the "Named Executive Officers").

                          Summary Compensation Table

                                                              Long-Term
                                               Annual        Compensation
                                          Compensation(1)       Awards
                                        -------------------- ------------
                                                              Securities
                                                              Underlying   All Other
                                                             Options/SARs Compensation
Name and Principal Position (2)    Year Salary ($) Bonus ($)    (#)(3)       ($)(4)
-------------------------------    ---- ---------- --------- ------------ ------------
Harry B. Conlon                    1998  $570,000  $307,800     50,000     $   83,683(5)
Chairman & CEO,                    1997  $407,692  $225,000     15,000     $   73,351
Associated                         1996  $375,000  $135,000     15,000     $   65,366
John C. Seramur                    1998  $567,306  $248,625          0     $3,041,041(6)
Vice Chairman,                     1997  $745,000  $335,250          0     $  197,350
Associated                         1996  $720,000  $288,000          0     $  257,177
Robert C. Gallagher                1998  $348,848  $175,000     25,000     $   49,982(7)
President & COO,                   1997  $325,385  $160,000     12,000     $   52,634
Associated                         1996  $300,000  $128,000     12,000     $   51,204
Gordon J. Weber                    1998  $245,000  $103,000     12,500     $   23,226(8)
CEO,                               1997  $234,423  $ 88,000      8,400     $   26,351
Associated Bank Milwaukee          1996  $230,000  $ 49,500      9,000     $   24,363
Randall J. Peterson                1998  $229,231  $ 98,325     12,500     $   20,945(9)
Chief Credit Officer, Associated;  1997  $213,654  $ 78,750     10,500     $   18,704
President & CEO, ABGB              1996  $191,346  $ 71,260      6,250     $   25,468

---------------------

(1) Includes amounts earned and payable during the fiscal year whether or not receipt of such amounts were deferred at the election of the Named Executive Officer. All Named Executive Officers are eligible to participate in the Associated Deferred Compensation Plan. During 1998, none of the Named Executive Officers participated in this plan. See "Agreements and Reports."

(2) Included in the table are certain executive officers of affiliates of Associated who perform policymaking functions for Associated. Associated Bank Green Bay, National Association ("ABGB"), is a subsidiary bank of Associated headquartered in Green Bay, Wisconsin. Associated Bank Milwaukee is a subsidiary bank of Associated headquartered in Milwaukee, Wisconsin.

(3) Option grants reflect a 25% stock split effected in the form of a stock dividend in 1995, a 20% stock split effected in the form of a stock dividend in 1997, and a 25% stock split effected in the form of a stock dividend in 1998.

(4) Contributions to the Associated Banc-Corp Profit Sharing & Retirement Savings Plan (including the 401(k) Plan) (the "Retirement Plan") were made to the accounts of the Named Executive Officers. Contributions to the Associated Supplemental Executive Retirement Plan (the "SERP"), which provides retirement benefits to executives selected by the Administrative Committee without regard to the limitations set forth in Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), were made to the accounts of four of the Named Executive Officers. Contributions calculated as 10% of the amount of stock purchased made to Associated's Employee Stock Purchase Plan were made to the accounts of two of the Named Executive Officers. Life insurance premiums were paid by Associated for Named Executive Officers.

(5) Includes Retirement Plan contribution of $4,200, SERP contribution of $75,373, Employee Stock Purchase Plan contribution of $600, and life insurance premiums of $3,510.

(6) Includes Retirement Plan contribution of $4,200, life insurance premiums of $2,625, payment under the First Financial Supplemental Executive Retirement Plan of $180,151, and payout pursuant to the change of control provisions of an employment agreement of $2,854,065. The provisions of the employment agreement are described under the heading "Employment and Severance Agreements."

(7) Includes Retirement Plan contribution of $4,200, SERP contribution of $36,378, and life insurance premiums of $9,404.

(8) Includes Retirement Plan contribution of $4,200, SERP contribution of $17,586, and life insurance premiums of $1,440.

(9) Includes Retirement Plan contribution of $4,200, SERP contribution of $15,045, Employee Stock Purchase Plan contribution of $260, and life insurance premiums of $1,440.

Stock Options

The table below provides information concerning stock options granted to the Named Executive Officers during 1998.

                     Option/SAR Grants in Last Fiscal Year

                                                             Potential Realizable Value
                                                               at Assumed Annual Rates
                                                             of Stock Price Appreciation
                    Individual Grants                              for Option Term
------------------------------------------------------------ ----------------------------
             Number of    % of Total
             Securities  Options/SARs
             Underlying   Granted to  Exercise or
            Options/SARs Employees in Base Price  Expiration
  Name       Granted (#) Fiscal Year     ($/Sh)      Date       5% ($)        10% ($)
---------   ------------ ------------ ----------- ---------- ------------- --------------
H. B.
 Conlon        50,000       12.94%      $40.30     1-28-08   $   1,267,223 $   3,211,391
J. C.
 Seramur          --          --           --          --              --            --
R. C.
 Gallagher     25,000        6.47%      $40.30     1-28-08   $     633,611 $   1,605,696
G. J.
 Weber         12,500        3.24%      $40.30     1-28-08   $     316,806 $     802,848
R. J.
 Peterson      12,500        3.24%      $40.30     1-28-08   $     316,806 $     802,848

Option Exercises and Fiscal Year-End Holdings

The following table provides information concerning the stock option exercises in 1998 and the unexercised stock options held by each Named Executive Officer as of December 31, 1998.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                             Option/SAR Values (1)

                                                 Number of Securities
                                                Underlying Unexercised      Value of Unexercised
                                                      Options/SARs        In-the-Money Options/SARs
                    Shares                          at FY-End(#)(2)            at FY-End($)(3)
                 Acquired on       Value       ------------------------- ---------------------------
Name             Exercise (#) Realized ($) (4) Exercisable Unexercisable  Exercisable  Unexercisable
----             ------------ ---------------- ----------- ------------- ------------- -------------
H. B. Conlon      15,781.25     $638,498.38     81,781.25    68,687.50   $1,196,654.01  $134,686.62
J. C. Seramur      5,258.75     $253,899.29           --           --              --           --
R. C. Gallagher    5,625.00     $231,187.50     72,051.00    39,949.00   $1,064,115.83  $107,743.29
G. J. Weber             --              --      74,788.00    23,212.00   $1,333,917.25  $ 77,800.30
R. J. Peterson     5,625.00     $232,062.50     64,157.00    22,593.00   $1,117,395.53  $ 71,851.79

---------------------

(1) The exercise price for each grant was 100% of the fair market value of the shares on the date of grant. All granted options are exercisable within ten years from the date of grant. Within this period, each option is exercisable from time to time in whole or in part.

(2) Pursuant to the current provisions of the Amended and Restated Long-Term Incentive Stock Plan (the "Stock Plan"), all Options and other awards under the Stock Plan shall immediately vest and become exercisable upon the occurrence of a Change in Control of Associated. Such vesting of Options shall result in all Options and corresponding SARs becoming immediately exercisable and all Performance Shares and other awards being immediately payable. The definition of Change of Control is substantially the same as under the Associated Change of Control Plan. See "Agreements and Reports."

(3) Total value of unexercised options based on the market price of Associated stock as reported on The Nasdaq Stock Market on December 31, 1998, of $34.1875 per share.

(4) Market price at date of exercise of options, less option exercise price, times number of shares, equals value realized.

Executive Retirement Plans

The following table sets forth, with respect to the Associated Retirement Account Plan (the "Account Plan") and the SERP, the estimated annual retirement benefit payable at age 65 as a straight-life annuity, based on specified earnings and service levels and a benefit indexing rate of 5%:

 Average Total        Annual Benefit After Specified Years in Plan(2)
    Annual        ------------------------------------------------------------
Compensation(1)     20        25        30        35        40         45
---------------   -------   -------   -------   -------   -------   ---------
     250,000       49,600    71,600    99,650   135,475   181,200     239,550
     300,000       59,520    85,920   119,580   162,570   217,440     287,460
     350,000       69,440   100,240   139,510   189,665   253,680     335,370
     400,000       79,360   114,560   159,440   216,760   289,920     383,280
     450,000       89,280   128,880   179,370   243,855   326,160     431,190
     500,000       99,200   143,200   199,300   270,950   362,400     479,100
     550,000      109,120   157,520   219,230   298,045   398,640     527,010
     600,000      119,040   171,840   239,160   325,140   434,880     574,920
     650,000      128,960   186,160   259,090   352,235   471,120     622,830
     700,000      138,880   200,480   279,020   379,330   507,360     670,740
     750,000      148,800   214,800   298,950   406,425   543,600     718,650
     800,000      158,720   229,120   318,880   433,520   579,840     766,560
     850,000      168,640   243,440   338,810   460,615   616,080     814,470
     900,000      178,560   257,760   358,740   487,710   652,320     862,380
     950,000      188,480   272,080   378,670   514,805   688,560     910,290
   1,000,000      198,400   286,400   398,600   541,900   724,800     958,200
   1,250,000      248,000   358,000   498,250   677,375   906,000   1,197,750

---------------------
(1) Reflects amounts disclosed as salary and bonus for each of the Named Executive Officers.

(2) The retirement benefits shown above are not subject to any deductions for social security or other offsetting amounts, and the annual retirement benefits are subject to certain maximum limitations under the Code (such limitation was $130,000 for 1998).

The following table sets forth, with respect to the Account Plan and the SERP for Named Executive Officers, the credited years of service to date and at age 65:

                                   Credited Years of               Credited Years of
                                    Service to Date                Service at Age  65
                                   -----------------               ------------------
           H. B. Conlon                    34                              35
           J. C. Seramur                   32                              41
           R. C. Gallagher                 18                              22
           G. J. Weber                     27                              41
           R. J. Peterson                  16                              28

                    REPORT OF THE ADMINISTRATIVE COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Committee. The Administrative Committee of the Board of Directors (the "Committee") supervises Associated's executive compensation policies and programs. It establishes the base salary and incentive compensation of the chief executive officer and approves base salaries and bonuses of 18 other executive officers. The Committee must have three or more members, and no member may be an employee of Associated or any affiliate. The Committee currently has four members.

Compensation Policy. Associated's policy is to have base salaries for executive officers that generally are near the median level for employees having comparable responsibility for financial institutions of comparable size. Annual bonuses are closely related to corporate-wide and business unit financial performance goals and individual goals, which, if achieved, will be reflected in superior operating results. The financial goals emphasize earnings per share, return on equity, return on assets, loan quality, and expense control. Specific goals are set on an individual basis for each executive officer to reflect differences in responsibilities and other relevant factors. When superior operating results are attained, Associated's policy permits total compensation to exceed median levels for institutions of comparable size but does not permit total compensation to exceed median levels for such institutions having comparable performance in terms of return on assets and return on equity. Long-term incentives are provided through stock-based awards which directly relate a portion of the executive officers' long-term remuneration to stock price appreciation realized by Associated's shareholders.

The goal of this compensation policy is to be modest but effective, providing competitive remuneration to attract and retain high quality executives and appropriate incentives for those employees to enhance shareholder value while avoiding arrangements that could result in expense that is not justified by performance. As long as this basic goal is being achieved, the Committee relies to a great extent on the subjective judgment of the chief executive officer in establishing salary, bonus, and long-term incentive compensation.

Independent Consultant. To assist it in supervising the compensation policy, the Committee relies upon an independent outside consultant who provides data at least once every two years regarding compensation practices of financial institutions. The independent outside consultant prepared and presented a report to the Committee at its December 1998 meeting. Competitive compensation levels considered by the Committee are based upon the results of several compensation surveys and the analysis of the consultant as to appropriate adjustments to make meaningful comparisons to the compensation of Associated's executive officers. The surveys used by the consultant cover a larger number and greater variety of institutions than are included in the Nasdaq Bank Index referred to under the heading "Shareholder Return Performance Presentation-- Stock Price Performance Graph." Adjustments made by the consultant to the survey data account for differences in corporate size, business lines, and geographic markets.

Base Salaries. Salaries paid to executive officers (other than the chief executive officer) are based upon the chief executive officer's subjective assessment of the nature of the position and the contribution and experience of the executive officer. In 1998, base salaries for executive officers as a group were near the median of competitive levels identified by the consultant. The chief executive officer reviews all salary recommendations with the Committee. The Committee is responsible for approving or disapproving those recommendations based upon Associated's compensation policy.

Annual Bonuses. Annual bonuses are awarded to executive officers at the discretion of the Committee at the end of each year. The amount of bonus, if any, for each executive officer (other than the chief executive officer) is recommended to the Committee by the chief executive officer based upon an evaluation by the chief executive officer of the achievement of the corporate-wide, business unit, and personal performance goals established for each officer by the chief executive officer at the beginning of the year and, where appropriate, modified during the year to reflect changed conditions. Corporate performance goals and business unit goals such as earnings growth, return on assets, and return on equity are considered. In 1998, the Committee did not disapprove of any bonuses recommended to it by the chief executive officer because the foregoing goals, including earnings growth, were met. Earnings growth is a required threshold for bonuses.

Chief Executive Officer Salary and Bonus. The 1998 base salary for the chief executive officer was established at a level that the Committee believed would approximate a median level based upon the analysis of competitive data by the Committee's consultant. The chief executive officer's bonus for 1998 was established based upon the Committee's overall evaluation of the chief executive officer's performance, including the achievement of corporate financial performance goals and individual goals that were established during the year. The financial goals required increased earnings per share and also included achievement of designated levels of return on assets, return on equity, and loan quality statistics. An earnings per share threshold was established early in the year. This threshold was required to have been met in order for the chief executive officer to have received a bonus. Achievement of other corporate performance goals was considered in general, and no formula giving designated weights to particular goals was used. The chief executive officer's salary and bonus for 1998 reflected the fact that the earnings per share threshold and all other goals were achieved. Based upon its consultant's advice, the Committee believes that the total of 1998 salary and bonus for the chief executive officer was consistent with Associated's policy.

Stock Options. The Committee administers and grants options under the Stock Plan. Options have been granted at irregular intervals in the past. During 1998, options for 382,625 shares were granted to 134 employees. These options have 10-year terms, vest in stages over the first three years, and have exercise prices equal to 100% of market value on the date of grant. The value of the shares covered by these options (based upon the option price) ranged from about 125% of annual salary to 25% of annual salary. Option recipients and amounts (for employees other than the chief executive officer) were recommended to the Committee by the chief executive officer based upon his judgment of position and performance of each recipient and the ability of that recipient to effect overall corporate performance. The Committee's award of options to the chief executive officer was based upon guidelines presented by the consultant which resulted in a total compensation package in the median of competitive levels identified by the consultant. The options awarded were determined to be comparable with awards for chief executive officers with similar salary and bonus.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code, enacted in 1993, generally disallows a federal income tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee's policy with respect to Section 162(m) of the Code is to qualify such compensation for deductibility where practicable. Options granted under the Stock Plan have been structured to qualify as performance-based compensation and, accordingly, the compensation realized upon the exercise of such options will be fully deductible by Associated. The Committee does not anticipate that the compensation from Associated to any executive officer during fiscal year ending December 31, 1998, will exceed the limits on deductibility.

                           ADMINISTRATIVE COMMITTEE

        Robert S. Gaiswinkler,
         Member                     John S. Holbrook, Jr., Secretary
        J. Douglas Quick, Chairman  John H. Sproule, Member

Compensation Committee Interlocks and Insider Participation

John S. Holbrook, Jr. is a partner in the Madison, Wisconsin, office of the Quarles & Brady law firm. Quarles & Brady has performed legal services for Associated and some of its subsidiaries and is expected to continue to provide legal services during the current fiscal year. A corporation of which Mr. Quick is an executive officer had loans with subsidiary banks of Associated. See "Election of Directors--Certain Transactions." There are no other interlocking relationships as defined by the Securities and Exchange Commission, and no Associated officer or employee is a member of the Committee.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Stock Price Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return (change in year-end stock price plus reinvested dividends) on Associated's Common Stock with the cumulative total return of the Nasdaq Bank Index and the S&P 500 Index for the period of five fiscal years commencing on December 31, 1993, and ending December 31, 1998. The Nasdaq Bank Index is prepared for Nasdaq by the Center for Research in Securities Prices at the University of Chicago. The graph assumes that the value of the investment in Associated stock and for each index was $100 on December 31, 1993.


                             [CHART APPEARS HERE]


                 12/31/1993   12/31/1994    12/31/1995    12/31/1996    12/31/1997    12/31/1998
Associated         100.00       106.03        157.46        168.19        269.03        214.30
Nasdaq Bank        100.00        99.64        148.38        195.91        328.02        324.90
S&P 500            100.00       101.23        139.28        171.23        228.34        293.60


Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent Associated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Agreements and Reports

Deferred Compensation Agreements. Associated adopted a nonqualified deferred compensation plan in December 1994 (the "Deferred Compensation Plan") to permit certain senior officers to defer current compensation to accumulate additional funds for retirement. The CEO and 23 senior officers are currently eligible to participate under the Deferred Compensation Plan including each of the Named Executive Officers. During 1998, none of the Named Executive Officers participated in the Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, each year each executive may elect to defer a portion of his base salary and/or annual incentive compensation. The executive may choose to receive payment of deferred amounts in five equal annual installments, ten equal annual installments, or a lump sum payment at his anticipated retirement date. In addition, under certain limited circumstances described in the plan, the executive may receive distributions during employment. If the executive's services are terminated voluntarily or involuntarily, he retains all rights to the undistributed amounts credited to his account. All funds deferred have been placed in a trust with an independent third party trustee. Investment results on funds in the trust will vary depending on investments selected and managed by the trustee.

Change of Control Plan. Associated maintains a Change of Control plan (the "Plan") to provide severance benefits to the Chief Executive Officer (the "CEO") and certain senior officers in the event of their termination of employment following a Change of Control of Associated (as defined below). The CEO and 23 senior officers are currently designated to participate under the Plan and prior to a Change of Control, from time to time, the CEO is authorized to designate additional participating senior officers. Messrs. Conlon, Gallagher, Peterson, and Weber are the only Named Executive Officers who currently participate in the Plan.

If within three years following a Change of Control (or in anticipation of and preceding a Change of Control) a termination of employment occurs either involuntarily or for Good Reason (as defined below), a participant may, at the discretion of Associated, receive either a lump sum payment or installment payments reflected in the Plan schedule in effect at the date of such termination. Such payment will also include legal fees and expenses related to termination of employment or dispute of benefits payable under the Plan, if any. "Good Reason" includes a change in the employee's duties and responsibilities which are inconsistent with those prior to the Change of Control, a reduction in salary, or a discontinuation of any bonus plan or certain other compensation plans, a transfer to an employment location greater than fifty miles from the employee's present office location, or certain other breaches. Benefits are not paid in the event of retirement, death or disability, or termination for Cause which generally includes willful failure to substantially perform duties or certain willful misconduct. The Plan provides participants with benefits in either a lump sum or installment payments, at the election of Associated. The total benefits payable include one to three years (the "Continuation Period") of base salary and incentive compensation and continued health, welfare, and life insurance benefits during the Continuation Period. In addition, upon termination, participants will be entitled to age and service credit for the Continuation Period under all retirement programs and supplemental retirement plans in which they participate. If installment payments are elected by Associated, the salary and incentive compensation payments shall be paid ratably over the Continuation Period. The respective Continuation Period for each participant is specified in the Plan schedule. Currently, Messrs. Conlon and Gallagher are entitled to a three-year Continuation Period, and Messrs. Weber and Peterson are entitled to a two-year Continuation Period. The Plan also provides for gross-up payments for any excise taxes incurred under Section 280G of the Code as a result of any benefits paid to the participants in connection with a Change of Control. The Plan, including the Plan schedule, may be amended, subject to certain limitations, at any time by Associated prior to a Change of Control.

A "Change of Control" under the Plan shall occur if an offer is accepted, in writing, with respect to any of the following: (a) a change of ownership of 25% or more of the outstanding voting securities of Associated; (b) a merger or consolidation of Associated with or into a corporation, and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the shareholders of Associated who owned such securities immediately prior to such merger or consolidation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation; (c) a sale by Associated of at least 85% of its assets to any entity which is not a member of the control group of corporations, within the meaning of Section 1563 of the Code, of which Associated is a member; or (d) an acquisition by a person, within the meaning of Section 3(a)(9) or 13(d)(3) of the Exchange Act, of 25% or more of the outstanding voting securities of Associated (whether directly, indirectly, beneficially, or of record).

Section 16(a), Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, Associated's directors and executive officers, as well as certain persons holding more than 10% of Associated's stock, are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission, Nasdaq, and Associated (such requirements hereinafter referred to as "Section 16(a) filing requirements"). Specific time deadlines for the Section 16(a) filing requirements have been established.

To Associated's knowledge, and based solely upon a review of the copies of such reports furnished to Associated, and upon written representations that no other reports were required, with respect to the fiscal year ended December 31, 1998, Associated's officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, other than with respect to Mr. David Handy for whom one transaction was inadvertently reported late.

Employment and Severance Agreements. Mr. Seramur is a party to certain agreements which were modified and assumed by Associated in connection with the merger with First Financial Corporation. The agreements originally provided for the payment of severance if Mr. Seramur's employment was terminated by Associated other than for Cause or by Mr. Seramur for Good Reason (as such terms are defined in the Agreement and Plan of Merger among Associated, Badger Merger Corp., and First Financial dated as of May 14,
1997). The modified agreements provide that Associated would make such payments to Mr. Seramur on the earlier of (i) 15 days prior to his resignation with Good Reason or termination without Cause, or (ii) October 29, 1999, or upon Mr. Seramur's death or disability.

These payments, which are limited to the maximum amount that can be paid without adverse tax consequences under Section 280G of the Code, are equal to three times the average annual compensation that was paid to Mr. Seramur by First Financial and its subsidiaries and are includable in his gross income for federal tax purposes for the calendar years 1992 through 1996. Pursuant to the agreements, cash payments of approximately $2.9 million were made to Mr. Seramur on May 29, 1998. Mr. Seramur is also eligible for continuation of health care and other fringe benefits for 24 months following termination (in addition to the right to pay for coverage for 12 months thereafter). Also, under the terms of First Financial's Supplemental Executive Retirement Plan, Mr. Seramur will receive an annual annuity for ten years certain or life of approximately $180,000. Mr. Seramur received his first annuity payment in 1998.

In addition to Mr. Seramur, five of Associated's officers who were previously officers of First Financial were or are parties to agreements which are substantially similar to the agreement with Mr. Seramur. Such officers have or will receive no later than October 29, 1999, cash payments equal to approximately $1,723,000 in the aggregate and annual annuities for ten years ranging from approximately $14,000 to $49,000 (assuming that their employment is not terminated by Associated for Cause or by the officer without Good Reason).

Interest of Management in Certain Transactions

Various officers and directors of Associated and its subsidiaries, members of their families, and the companies or firms with which they are associated were customers of, and had banking transactions with, one or more of Associated's subsidiary banks in the ordinary course of each such bank's business during 1998. The percentage of consolidated shareholders' equity represented by loans made in such transactions was 10.5% at December 31, 1998. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments to loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of Associated's subsidiary banks, did not involve more than a normal risk of collectibility or present other unfavorable features.

                                  PROPOSAL 2

                         RATIFICATION OF SELECTION OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by shareholders at the Annual Meeting, the Audit Committee has recommended to the Board, and the Board has approved, the selection of the independent public accounting firm of KPMG LLP to audit Associated's consolidated financial statements for the 1999 fiscal year. KPMG LLP audited Associated's consolidated financial statements for the year ended December 31, 1998. It is expected that representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

If the foregoing recommendation is rejected, or if KPMG LLP declines to act or otherwise becomes incapable of acting, or if its appointment is otherwise discontinued, the Board will appoint other independent accountants whose appointment for any period subsequent to the 1999 Annual Meeting of Shareholders shall be subject to the ratification by the shareholders at that meeting.

The Boards recommends that you vote FOR the selection of KPMG LLP as independent public accountants for the year ending December 31, 1999.

                OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, Associated is not aware that any matters are to be presented for action at the meeting other than those described in this Proxy Statement. If any matters properly come before the Annual Meeting, the proxy form sent herewith, if executed and returned, gives the designated proxies discretionary authority with respect to such matters.

                             SHAREHOLDER PROPOSALS

Proposals of a shareholder submitted pursuant to Rule 14a-8 of the Securities and Exchange Commission ("Rule 14a-8") for inclusion in the proxy statement for the annual meeting of shareholders to be held April 26, 2000, must be received by Associated at its executive offices not later than November 23, 1999. This notice of the annual meeting date also serves as the notice by Associated under the advance-notice Bylaw described below.

A shareholder that intends to present business other than pursuant to Rule 14a-8 at the next annual meeting, scheduled to be held on April 26, 2000, must comply with the requirements set forth in Associated's Bylaws. To bring business before an annual meeting, the Company's Bylaws require, among other things, that the shareholder submit written notice thereof to Associated's executive offices not less than 60 days nor more than 75 days prior to the meeting. Therefore, Associated must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no sooner than February 11, 2000, and no later than February 28, 2000. If notice is received before February 11, 2000, or after February 28, 2000, it will be considered untimely and the Company will not be required to present such proposal at the April 26, 2000, annual meeting.

By Order of the Board of Directors,

Brian R. Bodager
Chief Administrative Officer,
General Counsel & Corporate Secretary

Green Bay, Wisconsin
March 23, 1999

                             ASSOCIATED BANC-CORP
                    1200 HANSEN ROAD, GREEN BAY, WI  54304
                THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF ASSOCIATED BANC-CORP for the Annual Meeting of Shareholders to be held on April 28, 1999


     The undersigned hereby appoints Ronald R. Harder, John C. Meng, and J. Douglas Quick, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Associated Banc-Corp ("Associated") held of record by the undersigned on March 1, 1999, at the Annual Meeting of Shareholders to be held on April 28, 1999, or any adjournment thereof on the matters and in the manner indicated on the reverse side of this proxy card and described in the Proxy Statement of Associated. This proxy revokes all prior proxies given by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and any such matters which may come before the meeting.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND
                                FOR PROPOSAL 2.



                                                    (ADDRESS CHANGE/COMMENTS)



                                               ________________________________

                                               ________________________________

                                               ________________________________

                                               ________________________________
                                               (If you have written in
                                               the above space, please mark the
                                               corresponding box on the
                                               reverse side of this card.)


YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

                               FOLD AND DETACH HERE


   DIRECTIONS TO THE GRAND OPERA HOUSE, 100 HIGH AVENUE, OSHKOSH, WISCONSIN




TRAVELING SOUTH ON HIGHWAY 41
FROM GREEN BAY/APPLETON AREA:


Exit Highway 41 at Highway 21 and
travel east.  Follow Highway 21
(Oshkosh Avenue) over the Fox
River.  Turn right at the first
light after the bridge onto High
Avenue.  The Grand is located at
100 High Avenue.

                                                [MAP INSERTED HERE]
TRAVELING NORTH ON HIGHWAY 41
FROM MILWAUKEE/FOND DU LAC AREA:


Exit Highway 41 at 9th Avenue.
Follow 9th Avenue to Oregon
Street.  Turn left onto Oregon
and follow over the Fox River.
Turn right onto High Avenue. The
Grand is located at 100 High
Avenue.

                             ASSOCIATED BANC-CORP
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                           ]

                    For           Withheld                                                 For   Against   Abstain

1.  Election of Directors --                                     2.To ratify the selection of KPMG LLP
    Nominees: John S. Holbrook, Jr.,                             as independent auditors of Associated for
    William R. Hutchinson, George R. Leach,                      the year ending December 31, 1999.
    and John C. Seramur.


                                                                                         SPECIAL ACTION
----------------------------------------
For All Except nominee(s) written above.                         Comments                                    [_]

                                                                 Will Attend Economic/Investment Seminar     [_]

                                                                 Will Attend Shareholders Meeting            [_]


                                                                                    Dated: _________________, 1999

                                                                                    Signature (s) _______________________

                                                                                    Receipt of Notice of said meeting and of the
                                                                                    Proxy Statement and Annual Report of Associated
                                                                                    is hereby acknowledged. Please sign exactly as
                                                                                    name appears hereon and date. When shares are
                                                                                    held by joint tenants, both should sign. When
                                                                                    signing as attorney, executor, administrator,
                                                                                    trustee, or guardian, please give full title. If
                                                                                    a corporation, please sign in full corporate
                                                                                    name by president or other authorized officer.
                                                                                    If a partnership, please sign in partnership
                                                                                    name by authorized person.


                              FOLD AND DETACH HERE

                                    [LOGO]


                             Associated Banc-Corp
                      1999 Annual Meeting of Shareholders


The Annual Meeting of Shareholders of Associated Banc-Corp will be held at The Grand Opera House, 100 High Street, Oshkosh, Wisconsin, at 11:00 a.m. on Wednesday, April 28, 1999.

Beginning at 10:00 a.m., we will again present an economic/investment update. Associated's Trust professionals will provide an update on the equity market and interest rate environment as they affect us as investors. A continental breakfast reception of coffee, juice, and pastries is planned for 9:00 a.m. until the start of the meetings.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE VOTE YOUR SHARES AND SIGN THE PROXY CARD PRINTED ABOVE. TEAR AT THE PERFORATION AND MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE ADDRESSED TO FIRST CHICAGO TRUST COMPANY AT YOUR EARLIEST CONVENIENCE.

If you plan to attend the Annual Meeting and/or the economic/investment update, please mark the appropriate box(es) on the proxy card. Please print attendees names carefully in the comments section so we can prepare name tags once your shares have been voted. We will not be mailing admission tickets; however, your name tag will be at the registration table and will be your admittance to the meeting.

For your convenience, we are providing space on the proxy card for any questions or comments you may have that you wish to have addressed either personally or at the Annual Meeting. We always appreciate your input and interest in Associated.

We look forward to seeing you on April 28th.


 (DIRECTIONS TO THE GRAND OPERA HOUSE ARE PRINTED ON THE REVERSE OF THIS PROXY
                               AND INVITATION.)